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                                                                  Exhibit 10.1.1

                                   AMENDMENT

     In consideration of the DuraSwitch Compensation Committee reviewing and establishing reasonable stock option bonuses to be granted to R. Terren Dunlap, it is hereby understood and agreed that Section Seventeen, paragraph 17.1 entitled Profit Sharing Bonus of the EMPLOYMENT AND SEPARATION AGREEMENT dated May 1, 1997, be deleted and considered null and void from its inception.

Dated July 30, 1999

Signed: /s/ R. Terren Dunlap
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            R. Terren Dunlap